EXHIBIT 5.1

August 30, 2013

Arista Power, Inc.
1999 Mt. Read Boulevard
Rochester, New York 14615

Re:	Arista Power, Inc. -- Registration Statement on Form S-1

Ladies and Gentlemen:

We have reviewed the Registration Statement on Form S-1, filed on August 30, 2013 (the “Registration Statement”), under the Securities Act of l933, as amended (the “Act”), by Arista Power, Inc., a New York corporation (the “Company”).  The Registration Statement has been filed for the purpose of registering the securities described therein for offer and sale under the Act.  All capitalized terms not defined herein have the meanings ascribed to them in the Registration Statement.

This opinion has been rendered with respect to an aggregate of 5,020,000 shares of common stock currently held by certain selling security holders and an aggregate of 3,060,000 shares of common stock issuable upon the exercise of common stock purchase warrants held by the selling security holders (the “Warrants”) The shares of common stock issued and issuable as described in the foregoing sentence may be referred to herein as the “Shares.”

In connection with the opinions rendered herein, we have examined the Restated Certificate of Incorporation of the Company, its By-Laws, the Warrants and such other documents, corporate records and questions of law as we have deemed necessary solely for the purpose of enabling us to render this opinion.  In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

On the basis of such examination, we are of the opinion that:

1. The Shares presently outstanding and held by certain selling security holders have been duly authorized, sold and paid for as described in the Registration Statement, and are validly issued, fully paid and non-assessable.

2. The Shares issuable upon exercise of the Warrants have been duly authorized and when issued, sold and paid for, as described in the Registration Statement and the Warrants, will be validly issued, fully paid and non-assessable.

The opinions set forth above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) we express no opinion concerning the enforceability of any waiver of rights or defenses with respect to stay, extension or usury laws.

Our opinion is limited to the General Business Law of the State of New York (including the applicable provisions of the New York Constitution and the reported judicial decisions interpreting such laws) and the federal laws of the United States, and we express no opinion with respect to the laws of any other jurisdiction.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein after the Registration Statement has been declared effective by the Commission.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of this Firm’s name therein and in the Prospectus under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Schwell Wimpfheimer and Associates LLP
Schwell Wimpfheimer and Associates LLP